UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2010

Southern Bella, Inc.
(Exact name of registrant as specified in its

Delaware	333-142516	20-8602410
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

222  E. Jones Ave
Wake Forest, NC 27587
 (Address of Principal Executive Offices)

(919) 649-3587
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

On  December 17, 2010 (the “Closing”), Southern Bella, Inc., a Delaware corporation (“Southern Bella” or the “Registrant”), closed a reverse take-over transaction by which it acquired a private entertainment company which specializes in the creation, production and distribution of content.  Pursuant to a Share Exchange Agreement (the “Exchange Agreement”) between the Registrant and Uptone Pictures, Inc., a company incorporated in North Carolina (“Uptone”), Viola J. Heitz, shareholder of Southern Bella, and Wendi Davis, sole shareholder of Uptone, the Registrant acquired 100% of Uptone’s issued and outstanding common stock.

Prior to the reverse take-over under the Exchange Agreement (“Exchange Transaction”), we were a public reporting “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of the reverse take-over transaction, Wendi Davis, sole shareholder of Uptone, became our controlling shareholder and Uptone became our wholly-owned subsidiary, and we acquired the business and operations of Uptone.

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant.

Exchange Transaction

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding shares of Uptone through the issuance of 8,166,667 restricted shares of Common Stock to Wendi Davis, sole shareholder of Uptone.  Immediately prior to the Exchange Agreement transaction, the Registrant had 8,666,667 shares of Common Stock issued and outstanding, of which 8,166,667 shares of Common Stock are owned by Viola J. Heitz, which 8,166,667 shares were cancelled immediately prior to the Closing pursuant to the Exchange Agreement.  Immediately after the issuance of the shares to Wendi Davis, sole shareholder of Uptone, the Registrant had 8,666,667 shares of Common Stock issued and outstanding.

In connection with the Exchange Transaction, and as more fully described in Item 5.02 below, Viola J. Heitz and Terry Riggleman, the Registrant’s executive officers immediately prior to the Exchange Transaction, resigned, and the Michael Davis became our President, CFO, CEO and Wendi Davis became our Secretary. Additionally, Ms. Heitz and Mr. Riggleman, who were also the Registrant’s directors immediately prior to the Exchange Transaction, resigned from the Registrant’s board of directors, and Mr. Davis and Mrs. Davis were appointed to the Registrant’s board of directors, effective at Closing.

The foregoing description of the Exchange Agreement is qualified in its entirety by the contents of such Exchange Agreement, which is attached as Exhibit 2.1 to this Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 17, 2010, Southern Bella acquired Uptone in a reverse take-over transaction.  As a result, we acquired and now control the businesses and operations of Uptone.  Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the reverse take-over transaction under the Exchange Agreement.

The Exchange Agreement and the transactions contemplated thereunder were approved by our board of directors, as well as Uptone’s director and Wendi Davis, sole shareholder of Uptone.  Except for the Exchange Agreement and the transactions contemplated thereunder, neither we nor our officers and directors serving prior to the consummation of the Exchange Transaction had any material relationship with Uptone, Michael Davis or Wendi Davis.

Other material terms and conditions of the Exchange Agreement are described under Item 1.01 above and such description is incorporated herein by reference.

From and after the Closing, our primary operations consist of the business and operations of Uptone. Therefore, we disclose information about the business, financial condition, and management of Uptone in this Form 8-K.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the consolidated business of Uptone, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Uptone is a private entertainment company, which specializes in the creation, production and distribution of content.

Company Organization

Uptone was incorporated in North Carolina on March 27, 2006.

Business

Uptone is an entertainment company which specializes in the creation, production and distribution of content. Uptone has developed a number of entertainment products which include:

•	National Television shows

•	Docu-dramas

•	Music Videos

•	Feature Films

•	Specialty content for various other electronic platforms

Create

At Uptone, we understand the importance of the creative process.  We work with clients to help them produce their true vision of a project through a collaboration in the creative process.

Write

Before it gets to the screen, a project must first get on the page.  Uptone knows the significance of having a general idea first fleshed out and written before it can be fully realized and put in front of the camera.  We assist in the multiple steps of the writing process and employ our skills and ideas in seeing that the client’s original ideas be completely realized to their satisfaction.

Produce

All Uptone programs are shot in true High-Definition with our post production being performed on the latest version of Final Cut Pro software with the assistance of the latest in Adobe’s Master Suite.

Uptone uses Redrockmicro’s complete 35mm film process using the new M2 ENCORE, a product that enables digital video to achieve a remarkable "film style" footage.

Distribute

Perhaps the most important aspect other then production of content is getting that content to market or placed on a media platform such as traditional TV, mobile or DVD. That is why Uptone works with a variety of distributors to assure that its products have an outlet in place so that the product can get to the marketplace and reach the consumer.

In the past, we have worked with the following distributors:

•	Pureflix

•	Bema Direct

•	Red Planet

•	7 Worldwide, an affiliate

Media Services

Uptone provides media services to 7 Worldwide Inc.  If  7 Worldwide needs a video or television program or any sort of visual product produced they generally use Uptone.  There is no written agreement between the parties.  7 worldwide is a global ad agency which has relationships with TV stations and networks on a worldwide business that have a full media buying service where it can negotiate the rates possible on stations, networks and broadband outlets for projects such as a national syndicated program or a new ad campaign.

Project Portfolio

Projects we have worked on include the following:

•
Christmas Memories - Holiday Christmas Special that takes the viewer a stroll down memory lane. Featuring great music by Brian Hardin and special guests like Bryan Duncan, Jill Parr, Jon Batson and Lee Cameron and many others.

•
Power To Change - a 13 episode series filmed in various parts of the world. The series highlights the acts of people from various cultures and backgrounds who have changed the community or area in which they are from.

•
Movie Review TV Show - 52 x 30 min. episodes - This weekly television is a movie and DVD review TV Show that does not spoon feed the viewer but rather challenges the viewer to dig and analyze the true meaning of the story they are watching.

•	The Nate Gray Show -13 x 30 min. - The Nate Gray show is the wacky adventures of Nate and his friends. They are always looking for ways to do wild, crazy and stupid things.

These are various past projects which we have produced and in some cases are still in syndication today on various outlets both in the U.S. markets as well as international:

•
About Your House - 26x 30 min. episodes - Home Improvement show which is hosted by one of America's top home improvement experts- Bob Yapp. The show explores how to restore, remodel and build one house as well as common "Honey Do lists.” Each episode is practical and fun.

•
Butterfly Kisses - "Butterfly Kisses: A Musical Tribute To Dads" is a television special honoring fathers and the special role they play in keeping our families and nation strong. Featuring Bob Carlisle, artist and creator of the hit song "Butterfly Kisses" the special explores the relationships between celebrities and their fathers, as well as an inside view of celebrity fathers and their children.

•
Cooking Healthy: With the Family in Mind - 26 x 30 min. episodes - Cooking Healthy with the family in mind is a series featuring best selling author Jonna Lund. The series originally aired on PBS nationally and is still in syndication in various parts of the country. The program focus on easy to cook, practical and cost effective recipes which anyone can make  and will find all the ingredients  at their local grocery store.

•
Chasing Utopia - 12 x 30 min. episodes - This series is about life issues in today's urban environments. It looks at our sexuality, gender issues, relevance, family, financial pressures and our image as human beings.

Current Project

A Box for Rob

The story is about Rob (Mark Scarboro) and his girlfriend Amy moving to a new Apartment, with the help of Rob’s brother Ethan (Brett Gentile).  Once moved into their new home, Rob begins to receive a series of boxes, with details of what will happen in the future. At first Rob thinks that Ethan is playing tricks on him but he soon realizes he is part of a curse. It’s a family curse. This, along with memories of this childhood, cause havoc in Rob’s mind as he sees the future. He has to come to grips with the concept of free will and determine what actions he can and cannot take. As he struggles to figure out this “curse”, he suspects everyone and his relationships suffer. Ultimately he has to find a way to overcome the curse and not lose Amy.

We have currently entered into a Production Agreement with Moving Box Entertainment LLC, a North Carolina limited liability company for the production of the Movie.

Under the Agreement, Moving Box provided cash financing in the amount of $264,200.  Uptone provided in-kind services of at least $32,800 including but not limited to:

•	Deliver a completed project within the budget which means:
o	Edited
o	Color corrected
o	Music and SFX
o	Mastered
o	Ready for Distribution
•	Provide with Marketing Materials
•	Provide with a distribution strategy
•	Provide with ways to maximize the exploitation of the Movie

The Movie is now in post production and is being edited and posting together video images with sound, sound effects, music colorization, mastering and polishing of the product.

Our Customers

We have a wide range of customers, such as musicians and musical groups or bands, corporate clients, religious organizations and individuals and businesses who need video or film work done for music videos,  Corporate presentations, movies,  TV shows or TV commercials. And other types of applications such as the Web and Mobile platforms.

Our Sales and Marketing

We do some online marketing.  We use our TV shows to promote ourselves with graphic promotions.  We also use public and media relations about our awards and  projects to market our services.

Research and Development

The Registrant currently does not conduct any research and development.

Our Competition

Competition within the entertainment business with companies which specializes in the creation, production and distribution of content is intense. We compete with entertainment business companies such as Sony/BMG,  LionsGate, Paramount, as well as many other such companies. Our competitors also include the small and medium size companies from the same industry located throughout the U.S. and the world.  We are a small competitor in the industry and many of our competitors have larger financial, marketing and personnel resources than we do.

We compete with these companies based mainly upon the creation of content focusing mainly upon entertainment and focusing upon smaller scale productions.

Intellectual Properties and Licenses

We do not have any intellectual property.

Governmental Regulation

Our business is not subject to any specific government regulations.

Employees

We have three full time employees:

Administrative – 1
Other –2  Full time editor / camera man

We have three part time employees;

Administrative – 1
Other – 2; a Producer and a writer

We have no collective bargaining agreement with our employees. We consider our relationship with our employees to be excellent.

Environmental Matters

Our operations are not subject environmental regulations.

CORPORATE INFORMATION

The principal executive office for the Registrant is located at 222  E. Jones Ave., Wake Forest NC 27587.  The Registrant’s main telephone number is (919) 649-3587.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 8-K.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Uptone Pictures, Inc was incorporated in North Carolina on March 27, 2006.  Uptone is an entertainment company which specializes in the creation, production and distribution of content. Uptone has developed a number of entertainment products which include:

•	National Television shows
•	Docu-dramas
•	Music Videos
•	Feature Films
•	Specialty content for various other electronic platforms

On April 20th 2010, we entered into a Production Agreement with Moving Box Entertainment LLC, a North Carolina limited liability company for the production of A Box For Rob, a Movie.

Under the Agreement, Moving Box provided cash financing in the amount of $264,200.  Uptone is responsible for providing in-kind services of at least $32,800 including but not limited to:

•	Deliver a completed project within the budget which means:
o	Edited
o	Color corrected
o	Music and SFX
o	Mastered
o	Ready for Distribution
•	Provide with Marketing Materials
•	Provide with a distribution strategy
•	Provide with ways to maximize the exploitation of the Movie

The Movie is now in post production and is being edited and posting together video images with sound, sound effects, music colorization, mastering and polishing of the product.

Results of Operations:

Years Ended December 31, 2009 and 2008:

Uptone had revenues of $205,834 for the year ended December 31, 2009 as compared with $308,200 for the year ended December 31, 2008.  The 33.21% decrease of revenues was due to an decrease in sales, production and post production work.

For the year ended December 31, 2009 our cost of revenues was $447,857 and for the same period in 2008 the cost of revenues was $239,555.  The 86.95% increase in the cost of revenues was due to more contract staff being hired , more raw goods being purchased and increased inventory.

Our total operating expenses for the year ended December 31, 2009 were $165,807 as compared with $136,821 for the year ended December 31, 2008.  The 21.19% increase was mainly due to the increase of payroll expenses which were $59,632 in 2009 as compared to $28,648 in 2008.  The payroll expenses increased by $30,984 due to hiring more contract staff, which was a 108.15% increase.

Accordingly, Uptone had a net loss of $407,830 for the year ended December 31, 2009 as compared to net loss of $68,176 for the year ended December 31, 2008.

Nine Months Ended September 30, 2010 and 2009:

Uptone had revenues of $235,181 for the nine month period ended September 30, 2010 as compared with $120,560 for the nine month period ended September 30, 2009.  The 95.07% increase of revenues was due to increased sales, including the Movie.

For the nine month period ended September 30, 2010 our cost of revenues was $230,194 and for the same period in 2009 the cost of revenues was $287,566.  The 19.95% decrease in the cost of revenues was due to the fact that that we did more work in house which means we did not hire additional part time help or contract help for a given project and had fewer costs for equipment as we used what we had in place.  We did not have to buy new equipment and supplies which affected our previous costs.

Our total operating expenses for the nine month period ended September 30, 2010 were $87,183 as compared with $121,436 for the nine month period ended September 30, 2009.  The 28.21% decrease was due to the decrease of officers’ compensation which was $6,584 in 2010 as compared to $17,942 in 2009.  General and administrative expenses decreased by $25,775 during that same nine month period ending September 30, 2010 as compared to September 30, 2009 from $60,610 to $34,835.  The main components of general and administrative expenses that changed were supplies and meals & travel.  Supplies decrease from $15,637 for the nine month period ending September 30, 2009 to $3,897 for the same period in 2010.  That 75.08% decrease was due to a general hold on expenses.  Meals & travel decreased 53.48% from $19,490 for the nine months ended June 30, 2009 to $9,067 for the nine months ended June 30, 2010.   That decrease is due to a general hold on expenses.

Accordingly, Uptone had a net loss of $82,196 for the period ended September 30, 2010 as compared to a net loss of $288,442 for the period ended September 30, 2009.

Liquidity and Capital Resources

We generated net losses for the year ended December 31, 2009 and the nine month period ended September 30, 2010 and had a deficit accumulated through September 30, 2010 of $562,542. We have provided for our cash requirements to date through revenues and cash on hand.

All our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $25,000 annually, will be funded as a loan from management, to the extent that funds are available to do so. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We will need to secure a minimum of $10,000 in funds to finance our business in the next 12 months, in addition to the funds which will be used to go and stay public, which funds will be used for business development and sales and marketing. However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding except potential loans from management as described above or any planned material acquisitions.

Our independent auditors have indicated in their audit report for the years ended December 31, 2009 that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

DESCRIPTION OF PROPERTY

Our offices and our facilities are located in Wake Forest NC:

•	Number of Square Feet: 1000
•	Name of Landlord: Graham
•	Term of Lease: 3 years commencing August 1st 2009
•	Monthly Rental: $900

It is adequate for our current needs.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive  conditions for  property  and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and  no policy with  respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of December 17, 2010, for each of the following persons, prior to the transactions contemplated by the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Transaction;

•	all such directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  The percentage of class beneficially owned set forth below is based on 8,666,667 shares of common stock issued and outstanding as of December 17, 2010, immediately prior to the Closing of the Exchange Transaction.

Names and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percent
Viola J. Heitz	8,166,667	94%
Terry Riggleman	-	-
All Directors and named Executive Officers as a group [2 persons]	8,166,667	94%

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of December 17, 2010, for each of the following persons, after giving effect to the transaction under the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Transaction;

•	all such directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  Unless otherwise indicated, the address of each beneficial owner listed below is 222  E. Jones Ave., Wake Forest NC 27587.  The percentage of class beneficially owned set forth below is based on 8,666,667shares of common stock outstanding on December 17, 2010 immediately after the Closing of the Exchange Transaction.

Names and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percent
Michael Davis [1]	8,166,667	94
Wendi Davis [1]	8,166,667	94
All Directors and named Executive Officers as a group [2 persons]	8,166,667	94

 [1]  The shares are owned by Wendi Davis.  Michael Davis and Wendi Davis are husband and wife.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers Prior To Change Of Control

Our directors and executive officers prior to the Change of Control were as follows:

Ms. Viola J. Heitz, age 56, has been our Chief Executive Officer and Director since August 1, 2007.  Ms. Heitz earned a Bachelor of Science degree from West Virginia University and an Master of Arts degree from Eastern Kentucky University. She taught high school English in public and private schools for 18 years.  In 2000, she left her career in education to focus on traveling, volunteering on the local and international level, and working on a free-lance basis.  From November 1, 2002, through December 1, 2004, Ms. Heitz was the president of Mega Machinery Movers, the only minority-owned industrial moving company in Kentucky. Ms. Heitz was also employed by the Multi-Specialty Foundation, an international medical organization, from November, 2004, through August, 2005.  She organized its annual educational conference at the Bellagio Hotel in Las Vegas in 2006.  Ms. Heitz has served on the Board of Directors for Habitat for Humanity, the Lexington Philharmonic Guild, and the McConnell’s Springs Foundation.  She has built houses for Habitat for Humanity in Mexico, Costa Rica, New Zealand, South Africa, Mongolia, and Cambodia.  Ms. Heitz devotes 30% of her time to our business and the remaining 70% of her time to family matters and public service.

Mr. Terry Riggleman, age 59, has been our Secretary and Director since August 1, 2007.  Since November, 2002, Terry Riggleman has been the customer service manager for the Valley Gas and Oil Company in Moorefield, West Virginia.  From 1970 to August, 2001, he was the manager of Arc Welders in Baltimore, Maryland.  Mr. Riggleman devotes 2% of his time to our business.

Family Relationships

Terry Riggleman is the brother of Viola J. Heitz.

Directors and Executive Officers After Change Of Control

Pursuant to  the Exchange Agreement, Viola Heitz resigned as our President, Chief Executive Officer, Chief Financial Officer and Director and Terry Riggleman resigned as our Secretary and Director, and the following persons were appointed in their place, effective as of the Closing of the Exchange Transaction:

Name	Age	Position
Michael Davis	42	President, CEO, CFO and Director
Wendi Davis	33	Secretary and Director

Biographical Information

The following is a brief account of the education and business experience of these directors and officers:

Mr. Davis joined us in November 2000 in his current positions. From May 1993 to November 2000 he was VP of Marketing of EBI VIDEO AND FILM Inc., a production company and ad agency.  He received a BA in marketing from  Cedarville University, OH in 1990.  Mr. Davis contributes to the Board his having founded the company and his 20 years of experience in the television and film industry in the areas or production and distribution. He has been at the helm of Uptone for  10 years since we opened our doors.  Mr. Davis brings his years of management experience and knowledge of an contacts in the industry to our Board.

Mrs. Davis joined us in March 2006 as Secretary.  From August 2001 to date, she had been Clinic Administrator of Med Plus, a Medical Clinic.  Mrs. Davis contributes to the Board her financial expertise based on her significant industry and financial experience running a multi million dollar business with her Father and her involvement in Mr. Davis’ business affairs since their marriage.

Family Relationships

There are no family relationships between or among any of our directors and executive officers serving prior to the Exchange Transaction.  Mike Davis and Wendi Davis, a director and executive officers appointed in connection with the Exchange Agreement, are husband and wife.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Board of Directors

Our board of directors is currently composed of two members.  All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified.  Our bylaws provide that the authorized number of directors will be not less than one.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee; however, we are not currently required to have such committees.  The functions ordinarily handled by these committees are currently handled by our entire board of directors.  Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

As of the date of this report, we have no independent directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Currently, we do not pay any compensation to members of our board of directors for their service on the board.

Executive Compensation

Former Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2009 by the former Chief Executive Officer, Chief Financial Officer and each of our other two highest paid executives of our predecessor, if any, of Southern Bella whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Viola Heitz Outgoing CEO, CFO President and director (1)	2009	0	0	0	0	0	0	0	0

Current Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Uptone during the fiscal year ended December 31, 2009 by our current Chief Executive Officer, Chief Financial Officer and each of the other two highest paid executives, if any, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Michael Davis, CEO/CFO	2009	20,510.00							20,510.00
Wendi Davis, Secretary	2009	0							0

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Director Compensation

Currently, we do not pay any compensation to our directors for their service on the board of directors.  However, we intend to review and consider future proposals regarding director compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

We currently have no employment agreements with any of our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Agreement and Plan of Share Exchange

On December 17, 2010, the Registrant executed the Exchange Agreement with Uptone and Wendi Davis, sole shareholder of Uptone.

On the Closing Date of the Exchange Agreement, the Registrant issued 8,166,667 shares of its common stock to Wendi Davis, sole shareholder of Uptone in exchange for 100% of the issued and outstanding common stock of Uptone.  After the Closing, the Registrant has a total of 8,666,667 shares of common stock outstanding, with Wendi Davis owning approximately 94% of the Registrant’s total issued and outstanding common shares.

As a result of the Exchange, Wendi Davis became the Registrant’s controlling shareholder and Uptone became its wholly owned subsidiary. In connection therewith, the Registrant acquired the business and operations of Uptone, and its principal business activities are conducted through Uptone.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Since inception, there has been no trading in the Registrant’s shares.

Holders

As of December 17, 2010, there were approximately 43 shareholders of record of our common stock.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

As more fully described in Item 1.01 above, in connection with the Exchange Agreement, at the Closing, the Registrant issued 8,166,667 shares of its common stock to Wendi Davis, sole shareholder, and an officer and director of Uptone in exchange for 100% of the capital stock of Uptone. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to Wendi Davis, sole shareholder of Uptone pursuant to the Exchange Agreement was exempt from registration pursuant to Regulation D under the Securities Act.  The Registrant made this determination based on the representations which included, in pertinent part, that such shareholder was an “accredited investor” as that term is defined in Regulation D under the Securities Act and that such shareholder was acquiring the common stock for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue One Billion (1,000,000,000) shares of common stock $0.000001 par value per share. As of the date of this report statement, there were 8,666,667 shares of common stock issued and outstanding held by 43 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

In the election of directors, the stockholders are permitted to vote their shares cumulatively. Accordingly, each shareholder entitled to vote in the election of directors has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of the surplus of the Registrant. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Certificate of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Registrant is authorized to issue Twenty Million (20,000,000) shares of preferred stock $0.000001 par value per share. As of the date of this report, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control.

Warrants and Options

As of the date of this report, there are no warrants or options to purchase our common and preferred stock outstanding. We may, however, in the future grant such warrants or options and/or establish an incentive stock option plan for our directors, employees and consultants.

Anti-Takeover Effect of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporate Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Delaware Law

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Pursuant to the provisions of Section 145, a corporation may indemnify its directors, officers, employees, and agents as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Charter Provisions and Other Arrangements of the Registrant

The Registrant currently has not adopted any indemnification provisions in its certificate of incorporation or bylaws for its officers and directors.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, at the Closing, the Registrant issued 8,166,667 shares of its common stock to Wendi Davis, sole shareholder of Uptone in exchange for 100% of the capital stock of Uptone. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to Wendi Davis, sole shareholder of Uptone pursuant to the Exchange Agreement was exempt from registration pursuant to Regulation D under the Securities Act.  The Registrant made this determination based on the representations which included, in pertinent part, that such shareholder was an “accredited investor” as that term is defined in Regulation D under the Securities Act and that such shareholder was acquiring the common stock for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01	Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on December 17, 2010, in a reverse take-over transaction, the Registrant acquired a private entertainment company which specializes in the creation, production and distribution of content by executing the Exchange Agreement by and among the Registrant, Uptone, Viola J. Heitz, and Wendi Davis, sole shareholder of Uptone.

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding shares of Uptone through the issuance of 8,166,667 restricted shares of Common Stock to Wendi Davis, sole shareholder of Uptone.  Immediately prior to the Exchange Agreement transaction, the Registrant had 8,666,667 shares of Common Stock issued and outstanding, of which 8,166,667 shares of Common Stock are owned by Viola J. Heitz, of which 8,166,667 shares were cancelled immediately prior to the Closing pursuant to the Exchange Agreement.  Immediately after the issuance of the shares to Wendi Davis, sole shareholder of Uptone, the Registrant had 8,666,667 shares of Common Stock issued and outstanding.

In connection with the Exchange Transaction, and as more fully described in Item 5.02 below, Viola J. Heitz and Terry Riggleman, the Registrant’s executive officers immediately prior to the Exchange Transaction, resigned, and the Michael Davis became our Chairman, CEO, CFO and Director and Wendi Davis became our Secretary and Director. Additionally, Ms. Heitz and Mr. Riggleman, who were also the Registrant’s directors immediately prior to the Exchange Transaction, resigned from the Registrant’s board of directors, and Mr. Davis and Mrs. Davis were appointed to the Registrant’s board of directors, effective at Closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on December 17, 2010 in a reverse take-over transaction, the Registrant acquired a private entertainment company which specializes in the creation, production and distribution of content, by executing the Exchange Agreement by and among the Registrant, Uptone, Viola J. Heitz and Wendi Davis, sole shareholder of Uptone.  The Closing of this transaction occurred on December 17, 2010.  Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Resignation of Directors

Effective December 17, 2010, Viola J. Heitz and Terry Riggleman, the Registrant’s directors immediately prior to the Exchange Transaction, resigned, and the Michael Davis and Wendi Davis became our Directors in connection with the Exchange Transaction.

Resignation of Officers

Effective December 17, 2010, Viola J. Heitz and Terry Riggleman, the Registrant’s executive officers immediately prior to the Exchange Transaction, resigned as president and secretary, respectively.

Appointment of Officers

Effective December 17, 2010, the following persons were appointed as the Registrant’s executive officers (individually, a “New Officer” and collectively, the “New Officers”) in connection with the Exchange Transaction:

Name	Age	Position
Michael Davis	42	President
Wendi Davis	33	Secretary

Appointment of Directors

Effective December 17, 2010, the following persons were appointed to the Registrant’s board of directors (individually, a “New Director” and collectively, the “New Directors”) in connection with the Exchange Transaction:

Name	Age	Position
Michael Davis	42	Chairman of the Board
Wendi Davis	33	Director

Michael Davis and Wendi Davis are husband and wife.  None of the New Officers currently has an employment agreement with the Registrant.  None of the New Directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the board of directors.  Other than the Exchange Transaction, there are no transactions, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers or New Directors had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers or New Directors is a party or in which any New Officer or New Director participates that is entered into or material amendment in connection with our appointment of the New Officers and New Directors, or any grant or award to any New Officer or New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers and New Directors.

Descriptions of the New Officers and New Directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Directors and Officers after Change of Control.”

Item 5.02	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

None

Item 5.06	Change in Shell Company Status.

Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  From and after the Closing of the Exchange Transaction, the Registrant’s primary operations consist of the business and operations of Uptone.  Accordingly, the Registrant is disclosing information about Uptone’s business, financial condition, and management in this Form 8-K.

Item 9.01	Financial Statement and Exhibits.

Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the Exchange Transaction, the Registrant’s primary operations consist of the business and operations of Uptone.  In the Exchange Transaction, Southern Bella is the accounting acquiree and Uptone is the accounting acquirer.  Accordingly, the Registrant is presenting the financial statements of Uptone.

(a) Financial Statements of the Business Acquired

The audited consolidated financial statements of Uptone for the years ended December 31, 2009 and 2008, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b) Pro Forma Financial Information

Incorporated by reference to Exhibit 99.2 attached hereto.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit	Description

2.1	Share Exchange Agreement by and among Southern Bella and Uptone dated December 17, 2010 *

3.1	Articles of Incorporation of Southern Bella

3.2	By-Laws of Southern Bella

10.1	Agreement between Uptone and Moving Box *

99.1
Audited consolidated financial statements of Uptone for the years ended December 31, 2009 and 2008, and unaudited consolidated financial statements for the three and nine months ended September 30, 2010 and 2009, and accompanying notes to consolidated financial statements*

99.2	Unaudited pro forma consolidated financial statements of the Company and Uptone as of December 31, 2009 and for the year ended December 31, 2009 and three and nine months ended September 30, 2010*

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN BELLA, INC.

December 17, 2010	By:	/s/ Michael Davis
Michael Davis
Chief Executive Officer